EXHIBIT 3.2

                                     BYLAWS

                                       OF

                            HVIDE MARINE INCORPORATED

                                  ____________


                                    ARTICLE I
                                  STOCKHOLDERS


     1.1 Annual Meetings. Annual meetings of the stockholders shall be held at such places and at such times and dates as shall be designated by the Chairman of the Board of Directors and stated in the notice of such meetings, at which times the stockholders shall elect Directors in accordance with these Bylaws and transact such other business as may properly be brought before the meeting.

     1.2 Special Meetings. Special meetings of holders of all voting shares of capital stock, or, as the case may be, such holders of one class or certain classes of stock entitled to vote with respect to the business to be transacted at the special meeting, may be called by the Chairman of the Board, and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the entire Board of Directors or by the stockholders in accordance with Article IX of the Articles of Incorporation. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting. Special meetings shall be held at such place and at such time and date as shall be designated by the Chairman of the Board of Directors and stated in the notice of the meeting.

     1.3 Voting List. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared. Such list, for a period of 10 days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any stockholder, for any purpose germane to the meeting, during usual business hours. Such list shall be kept open at the meeting and shall be subject to the inspection of any stockholder.

     1.4 Notice. A notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than 10 days nor more than 60 days before the date of the meeting either personally or by mail, by or at the direction of the person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at his address as it appears on the stock transfer books of the


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Corporation, with postage thereon prepaid.  Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present in accordance with Section 5.5 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     1.5 Quorum. The holders of shares representing a majority of the votes entitled to be cast in each class of stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at the meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

     1.6 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of shares representing a majority of the votes entitled to be cast, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by provision of the Florida Business Corporation Act or of the Corporation's Articles of Incorporation, or of these Bylaws, a different vote is required, in which case such provision shall govern. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     1.7 Method of Voting. Each outstanding share shall have such voting rights as prescribed by the Corporation's Articles of Incorporation. Each stockholder having the right to vote may vote either in person or by proxy executed in writing. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

     1.8  Agenda of Annual Meeting of Stockholders.

          (a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) brought before the meeting by or at the direction of the Board of Directors, or (3) brought before the meeting by a stockholder in the manner set forth in Section 1.8(b).

          (b) For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Corporation, the



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     stockholder shall comply with the procedures set forth in these Bylaws.
     If such business relates to any other matter, the stockholder must give timely written notice thereof to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with the procedures set forth in Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.
     A stockholder's notice to the Secretary shall set forth as to any matter the stockholder proposes to bring before the annual meeting: (A) a brief description of each matter of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear in the Corporation's books, and of such beneficial owner, and (ii) the number and class of shares of stock of the Corporation that are owned beneficially and of record by such stockholder, and (iii) any material interest of the stockholder and beneficial owner in such business.

          (c) The Chairman of the Board of Directors shall have the power and duty to determine at the meeting whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.8 and, if any proposed business is not in compliance with this Section 1.8 to declare that such defective proposal shall be disregarded.

     1.9  Presiding Officer; Conduct of Meetings.

          (a) The Chairman of the Board of Directors shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall preside at the meetings of the stockholders unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

          (b) Meetings of the stockholders shall generally follow accepted rules of parliamentary procedure, subject to the following:

                    (1) The Chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the Chairman.

                    (2) If the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or part thereof, the Chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                    (3) The Chairman may ask or require that anyone who is not a bona fide stockholder or proxy leave the meeting.


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     1.10 Place of Meetings.  Meetings of the stockholders of the Corporation may be held either within or without the state of Florida.

     1.11 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of payment of such dividends or other distribution or allotment of any rights, or the exercise of such rights in respect of any change, conversion or exchange of stock, or any other action, as the case may be, shall not be more than 60 days prior to such action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.12 Nomination of Directors.

          (a) Except for the filling of any vacancies by the Board of Directors, which is governed by Section 607.0809 of the Florida 1989 Business Corporation Act, nominations for the election of directors may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this
     Section 1.12 who is entitled to vote for the election of directors at such meeting, and who has complied with the procedures set forth in this Section 1.12.



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          (b)  A stockholder shall only be entitled to nominate candidates for the seats on the Board of Directors for which he is entitled to vote. For nominations to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.12 the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 9th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder's notice shall set forth (A) as to each proposed nominee (i) the name, age, business address, and if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the number and class or series of shares of capital stock of the Corporation that are beneficially owned by such nominees, and (iv) all other information concerning the nominee that must be disclosed as to nominees in proxy solicitations or as otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such nominee's written consent to be named as a nominee and to serve as a director if elected); and (B) as to stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear in the Corporation's books, and of such beneficial owner, and (ii) the number and class or series of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder. The Corporation may require any nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

          (c) The Chairman of the Board of Directors shall have the power and duty to determine at the meeting whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12, and, if any proposed nomination is not in compliance with this Section 1.12 to declare that such defective nomination shall be disregarded.

                                   ARTICLE II
                                    DIRECTORS

     2.1 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise such powers of the Corporation as are not by the Florida Business Corporation Act or by the Corporation's Articles of Incorporation or by these Bylaws required to be exercised by the stockholders.


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     2.2  Chairman.  The Chairman of the Board shall preside over meetings of stockholders and directors. The Chairman of the Board shall hold office until a successor is elected and qualified. In the absence of the Chairman, the Vice Chairman of the Board of Directors, shall serve as the Chairman of the Board.

     2.3 Vice Chairman. The Vice Chairman of the Board of Directors shall preside over meetings of the stockholders and directors in the absence of the Chairman.

     2.4 Honorary Titles. In order to recognize publicly distinguished service to or on behalf of the Corporation, the Board of Directors may from time to time confer honorary titles on directors or officers of the Corporation as the Board of Directors in its discretion deems appropriate.

     2.5. Nomination of Directors; Number, Election and Term. The nomination of directors and the number, election and term of directors shall be governed by the provisions of the Articles of Incorporation.

     2.6. Citizenship of Directors and Officers. The Chairman of the Board of Directors, the Chief Executive Officer, the President, and the Vice Presidents and any other persons who are authorized by the Board of Directors to act in their absence, shall be citizens of the United States. Other directors need not be citizens of the United States but the total number of directors who are not citizens of the United States shall at no time exceed a minority of the number necessary to constitute a quorum pursuant to Section 2.15 of these Bylaws.

     2.7. Resignation. Any director may voluntarily resign at any time upon written notice to the Corporation, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.

     2.8. Removal. Directors may be removed in accordance with the provisions of the Articles of Incorporation.

     2.9. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled in accordance with the provisions of the Articles of Incorporation.

     2.10. Place and Manner of Meetings. Meetings of the Board of Directors may be held either within or without the State of Florida. Members of the Board of Directors may participate in such meetings by means of conference telephone or similar communications equipment.

     2.11. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 2.11 immediately after the annual meeting of stockholders. From time to time, the Board of Directors may, by resolution, provide for additional regular meetings of the Board of Directors to be held at such time and such place as set forth in such


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resolution and without other notice than such resolution.

     2.12. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer or by any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

     2.13. Notice. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by mail, telegram, facsimile transmission, or by telephone. If mailed, such notice shall be deemed to be delivered when deposited in the mail, so addressed to the director, with postage thereon prepaid at least five days' before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered with the notice is transmitted at least 24 hours before such meeting. If by telephone, such notice shall be deemed adequately delivered when the notice is given at least 12 hours prior to the time set for the meeting.
Neither the business to be transacted at, not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of (or in any waiver of) such meeting. A special meeting may be held at any time without notice if all directors are present or if those not present waive notice of the meeting in accordance with Section 5.5 of these Bylaws.

     2.14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee thereof.

     2.15. Quorum; Majority Vote. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be deemed the act of the Board of Directors. If, however, such a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.16. Committees. The Board of Directors may designate committees to consist of two or more directors of the Corporation, which shall have such powers over particular matters explicitly identified by the Board of Directors, and the members of which shall hold office for such periods, as the Board of Directors may determine. Except as authorized by the Board of Directors pursuant to this Section, any action of any committee of the Board of Directors shall be binding upon the Corporation only upon the review and approval of such action by the Board of Directors. Any member of any committee so designated may be removed by the Board of Directors by the


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affirmative vote of a majority of the whole Board.


     2.17. Records. The Board of Directors and any committees thereof shall keep minutes of its proceedings which shall be placed in the minute book of the Corporation.

     2.18. Interested Directors, Officers and Stockholders. Any transaction between the Corporation and any of its directors, officers or stockholders, or close relatives of such persons (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid provided the transaction is approved in accordance with Sec. 607.0832 of the Florida 1989 Business Corporation Act.

     2.19. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

                                   ARTICLE III
                                    OFFICERS

     3.1. Officers. The officers of the Corporation may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any number of offices may be held by the same person. None of the officers of the Corporation need be directors.

     3.2. Election. Subject to the provisions of the Corporation's Articles of Incorporation, the Board of Directors shall elect such officers and agents as it shall deem necessary at the first meeting of the Board of Directors after each annual meeting.

     3.3. Term. Each officer of the Corporation shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal from office.

     3.4. Resignation. Any officer may resign at any time upon written notice to the Corporation, and such resignation shall take effect upon receipt thereof by the Board of Directors, unless otherwise specified in the resignation.

     3.5. Removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. In addition, the Chief Executive Officer may remove any officer with or without cause at any time.


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     3.6. Vacancies.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

     3.7. Compensation. The compensation of all officers shall be fixed by the Board of Directors or a committee thereof.

     3.8. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to the office of Chief Executive Officer.

     3.9. President. If the President shall be the Chief Executive Officer, he shall perform the duties assigned above to the Chief Executive Officer. If the President shall not be the Chief Executive Officer, he shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

     3.10. Vice President. Each of the Vice Presidents shall perform such duties and have such authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate. If so authorized by the Board of Directors, a Vice President may, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. Except as otherwise directed by the Board of Directors or the Chief Executive Officer or the President, each Vice President shall have the power to execute agreements, bonds, contracts, deeds, mortgages, and other instruments on behalf of the Corporation and shall cause the seal of the Corporation to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer.

     3.11. Chief Financial Officer. The Chief Financial Officer (if one shall have been elected by the Board of Directors) shall be a Vice President and act in an executive financial capacity. He shall assist the Chief Executive Officer and the President in the general supervision of the Corporation's financial policies and affairs.

     3.12.     Secretary and Assistant Secretaries.

          (a) The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of the meetings of the Board of Directors and stockholders where such notices are required by


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     these Bylaws to be given.  The Secretary shall keep the seal of the
     Corporation, and when authorized by the Board, affix the same to any instrument requiring it and when so affixed, it shall be attested by the signature of the Secretary or any Assistant Secretary. The Secretary shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or the President may from time to time delegate.

          (b) Any Assistant Secretaries elected by the Board of Directors, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary.

     3.13.     Treasurer and Assistant Treasurers.

          (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          (c) In case of death, resignation, retirement or removal of the Treasurer from office, all books, papers, vouchers, money or other property in the possession or control of the Treasurer belonging to the Corporation shall be returned to the Corporation.

          (d) Any Assistant Treasurers elected by the Board of Directors, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer.

     3.14 Other Officers and Agents. The Board of Directors from time to time may elect such officers (including one or more Assistant Secretaries and Assistant Treasurers) and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall hold their offices for such terms and exercise such powers and perform such duties as shall be provided in these Bylaws or as may be determined from time to time by the Board of Directors.


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
                                   ARTICLE IV
           SHARES WITHOUT CERTIFICATES; CERTIFICATES AND STOCKHOLDERS

     4.1 Shares Without Certificates. The Board of Directors from time to time may elect to authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The ownership of such shares shall be entered in the books of the Corporation as they are issued. Notwithstanding the foregoing, any stockholder, upon request, shall be entitled to have a certificate representing the shares to which such stockholder is entitled delivered to such stockholder pursuant to the provisions of Section 4.2 of these Bylaws.

     4.2 Certificates. Subject to the provisions of Section 4.1 of these Bylaws, certificates may be delivered to a stockholder representing the shares to which such stockholder is entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Florida. They shall be signed by the President or any Vice President and the Secretary or any Assistant Secretary. If any certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signature of such officers of the Corporation may be a facsimile.

     4.3 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney. Upon surrender to the Corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, with respect to uncertificated shares, upon delivery to the Corporation or its transfer agent of proper instructions to transfer and proper evidence of succession, assignment or authority to transfer such uncertificated shares, the Corporation or its transfer agent shall issue a new certificate to, or upon the request of such stockholder, issue uncertificated shares in the name of, the person entitled thereto, and cancel the old certificate (if any) and record the transaction upon its books.

     4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged by its rightful owner to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, determine the procedure and conditions for such issuance. In the absence of such determination by the Board of Directors, the rightful owner of any lost, stolen or destroyed certificate, or his legal representative, shall, as conditions precedent to the issuance of any such new certificate: (i) furnish an affidavit as to such loss, theft or destruction; (ii) post with the Corporation a bond in such amount as the Board of Directors, in its discretion, shall determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of, or in connection with, the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate; and (iii) pay to the Corporation or its transfer agent any fees and charges as may reasonably be required by the Board


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of Directors.

     4.5 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof.

     4.6 Foreign Ownership Restrictions. The provisions of this Article IV shall be subject to the provisions of Article VI of the Corporation's Articles of Incorporation.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1 Dividends and Reserves. Subject to the provisions of the Corporation's Articles of Incorporation, at any regular or special meeting the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Such dividends may be paid in cash, in property, or in shares of the Corporation. Before declaring any such dividend, there may be set apart out of any funds of the Corporation available for dividends such sums as the Board of Directors from time to time in its discretion deems proper for working capital, a reserve to meet contingencies, equalizing dividends, or such other purposes as the Board of Directors shall deem conducive to the interest of the Corporation.

     5.2 Books and Records. The Corporation shall keep accurate and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, setting forth the names and addresses of all stockholders and the number and class of shares held by each.

     5.3 Checks and Notes. All checks, drafts or other orders or demands for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as may be designated from time to time by resolution of the Board of Directors or a committee thereof.

     5.4 Securities of Other Corporations. The President and the Treasurer shall each have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer held or owned by the Corporation, and to make, execute and deliver any waiver, proxy or consent with respect to any such security, subject to any directions of the Board of Directors.

     5.5 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Florida Business Corporation Act or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Neither the business to be transacted at, nor the purpose of, any annual or special meeting


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of the stockholders need to be specified in any waiver of notice of such meeting.

     5.6 Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors may from time to time determine and specify by resolution, provided that, in the absence of any contrary determination by the Board of Directors, the fiscal year shall end December 31.

     5.7 Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "CORPORATE SEAL
FLORIDA." Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

     5.8 Amendment of Bylaws. Pursuant to and in accordance with the provisions of the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the Stockholders at which a quorum is present.


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